UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

SEMTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395		95-2119684
(Commission File Number)		(IRS Employer Identification No.)

200 Flynn Road
Camarillo,	California	93012-8790
(Address of principal executive offices)		(Zip Code)
805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Semtech Corporation (“Semtech”) with the Securities and Exchange Commission on June 7, 2024 (the “Original 8-K”). This Form 8-K/A is being filed solely for the purpose of updating the description of equity awards granted to Hong Q. Hou in connection with his appointment as President and Chief Executive Officer.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the Original 8-K, the Company noted that the equity awards granted to Mr. Hou in connection with his appointment as President and Chief Executive Officer would be structured as “inducement grants” under applicable listing rules. After further analysis, however, the Company has determined to grant these awards under the Company’s 2017 Long-Term Equity Incentive Plan and is consistent with the performance measures applicable to the performance stock units awarded by the Company to its other executive officers for fiscal year 2025.

Item 9.01     Financial Statements and Exhibits.

        (d) Exhibits

Exhibit 104    Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date:	June 13, 2024	/s/ Mark Lin
		Name:	Mark Lin
		Title:	Chief Financial Officer